PartsBase, Inc.                                                 Exhibit 3.5
                            ARTICLES OF INCORPORATION
                                       OF
                             OLYMPUS STAFFING, INC.


     The undersigned subscribed to these Articles of Incorporation to form a corporation for profit under the laws of the State of Florida.

                                    ARTICLE I

     The name of the Corporation shall be:

                             OLYMPUS STAFFING, INC.

     And its initial post office address and its principal office for conduct of business is:

                              621 N.W. 53rd Street
                                    Suite 700
                            Boca Raton, Florida 33487

                                   ARTICLE II


     The purpose of the Corporation shall be all lawful purposes under the laws of the State of Florida.
                                   ARTICLE III

     The maximum number of shares of stock of this Corporation which is authorized to have outstanding at any one time is 100 shares of common stock at $0.001 par value. Said stock shall be non-assessable and shall be payable in lawful money of the United States or in property, labor or in services at a just valuation to be fixed by the stockholders at a meeting duly convened and held.

                                   ARTICLE IV

     Every shareholder, upon the sale for cash of any new stock of this Corporation of the same kind, class or series as that which he or she already holds, shall have the right to purchase his or her pro rata share thereof ( as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.

                                    ARTICLE V

     The term for which this Corporation shall exist shall be perpetual and the business of the Corporation shall be conducted, carried on and managed by the officers of this Corporation and a Board of Directors composed of one or more members, which number may be altered from time to time by the By-laws of this Corporation within the limitations prescribed by law.

     The officers of this Corporation shall be a President, Treasurer and Secretary and any other officer as the Board of Directors may deem expedient.

                                   ARTICLE VI

     This Corporation shall have one director initially. The number of directors may be either increased or diminished from time to time by the By-Laws, but shall never be less than one. The name(s) and address(es) of the initial director(s) of this Corporation is:



                                 MARK J. WEICHER
                              621 N.W. 53rd Street
                                    Suite 700
                            BOCA RATON, FLORIDA 33487



                                   ARTICLE VII

     No contract, act or transaction of this Corporation with any person or persons, firm or other corporation, in the absence of fraud or wrongdoing, shall be affected or invalidated by the fact that any director of this Corporation is a party to or interested in such contract, act or transaction, or in any way connected with such person, persons, firm or corporation, and each and every


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person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this Corporation in which he or she may in any way be interested. Any director of this Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or controlled company without regard to the fact that he or she is also a director of such subsidiary or controlled company.



                                  ARTICLE VIII

     The street address of the initial registered office of this Corporation is 1499 West Palmetto Park Road, Suite 210, Boca Raton, Florida 33486, and the name of the initial registered agent of this Corporation is:


                            Elaine M. Gatsos, Esquire


                                   ARTICLE IX

     These Articles of Incorporation of this Corporation may be amended, changed, altered or repealed in the manner now or hereafter prescribed by the Florida Statues and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned subscribers have executed these Articles of Incorporation this 26th day of September, 2001.


     /S/ Elaine M. Gatsos                                      /S/ Mark Weicher
     Witness (sign name)                                        Mark J. Weicher

     Elaine M. Gatsos
     (print name)

     /S/ Laura Shields
     Witness (sign name)

     Laura Shields
     (Print name)

     STATE OF FLORIDA           )
     COUNTY OF PALM BEACH)

Before me, a Notary Public authorized to take acknowledgements in the State and County set forth above, personally appeared, MARK J. WEICHER, having produced a Florida Driver's License, and known by me to be the person who executed the foregoing Articles of Incorporation, and they acknowledged before me that he executed the Article of Incorporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid this 26th day of September, 2001.


                                           /S/ Laura J. Shields
                                              Notary Public

                                           My Commission No.:
                                           My Commission Expires.:



                                           Laura J. Shields
                                           My Commission # CC 841708
                                           Expires: august 29, 2003
                                           Based thru Notary Public Underwriters


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